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                                                                   Exhibit 10.14

                                                       Tuesday, January 09, 2001

To: Incubate This Inc.

On February 24, 2000 an Employee Stock Option Plan has been signed
                                    Between
OrganiTech Ltd., an Israeli private company existing under the laws of Israel
Address: P.O. Box 212 Nesher 36601, Israel                       (The "Company")

And
Mr. Ohad Hessel.
Address: P.O. Box 5086 Tal-El 25167, Israel                     (The "Employee")

We, both the Company and the Employee declare that we are aware and know that the options to buy shares of the Company given to the Employee, are now options to buy shares of Incubate This Inc./OrganiTech Inc. USA.

We fully understand and agree that the terms of any option that are granted including but not limited to the vesting periods, exercise terms and conditions, expiration terms, etc., will be transformed exactly from the former E.S.O.P. signed on February 24, 2000 to the new E.S.O.P. that will be signed between Incubate This Inc./OrganiTech Inc. USA and the Employee.

The number of options (shares) of the Company that are granted to the Employee will be multiplied by the same ratio used to transform all the Companies shares to the new shares of Incubate This Inc./OrganiTech Inc. USA.

The exercise price of the options to buy shares of Incubate This Inc./OrganiTech Inc. USA given to the Employee will be 0.0001 US $.



The Company                                         The Employee


/s/ Lior Hessel                                      /s/ Ohad Hessel
---------------------------                         ----------------------------


      ORGANITECH Ltd.
Science Park Technion - Nesher
 P.O. Box 212, Nesher 36601